Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statements on the Post-Effective Amendment No. 1 on Form S-3 to Form S-1 (File Nos. 333-248602 and 333-256209) of our report dated March 31, 2023, relating to the financial statements of Tingo Group, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statements.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

June 2, 2023